CONSULTING & DISTRIBUTION AGREEMENT
WITH INTELAKARE MARKETING, INC.
a Delaware Corporation

Consulting &Compensation Agreement

This Consulting & Distribution Agreement (the "Agreement") is made and entered into by and between SUCCESS EXPLORATION RESOURCES, INC. a publicly held Nevada corporation (the "Client") and INTELAKARE MARKETING, INC. a publicly held Delaware  corporation (the "Consultant")  with a class of securities  registered under Section  12(g) of the  Securities Exchange Act of 1934, as amended (the "Exchange Act") and  respectively; the  Client  and  Consultant  being hereinafter  collectively  referred  to as  the "Parties" and generically as a "Party".

PREAMBLE:

WHEREAS,  Client is  engaged  in the business of the development of emerging technologies and intellectual properties to increase shareholder value, including but not limited to roll-ups, mergers and acquisitions  as more particularly described in the materials annexed hereto and made a part hereof as composite exhibit 0.1; and

WHEREAS, the Client desires access certain proprietary technologies and services from Consultant such as policies, procedures, intellectual modeling and consulting; and,

WHEREAS, the Consultant is desirous to provide certain proprietary technologies and services to Client such as policies, procedures, intellectual modeling and consulting; and

WHEREAS, Client is desirous to enter into such transaction with the Consultant, and Consultant is desirous to enter into such transaction with the Client; and,

WHEREAS, the Consultant has substantial experience by and through its officers, employees, agents, representatives, affiliates and subsidiaries, in the areas of capital formation, capital financing structures for equity or debt instruments, understanding of SEC registration exemptions for Private Placement Offerings and Blue Sky filings, experience in preparing Private Placement and Confidential Information Memorandums, experience in negotiating term sheets, reverse merger processes, due diligence expertise, business development, business turnaround structuring, recapitalization structures, analyzing and reporting on business valuations, licensing structuring, franchise development, corporate mergers and certain proprietary technologies, policies, procedures, intellectual modeling that Client desires; and,

WHEREAS, the Client agrees and recognizes that Consultant has substantial experience by and through its officers, employees, agents, representatives, affiliates and subsidiaries, in the areas as described above that Client desires from Consultant; and,

WHEREAS, the Consultant is agreeable to making its services available to the Client, on the terms and subject to the conditions hereinafter set forth:

NOW, THEREFORE, in consideration for the Consultants’ agreement to render the hereinafter described services, the Parties, intending to be legally bound, hereby agree as follows:

WITNESSETH:

ARTICLE ONE

OBLIGATIONS OF THE PARTIES

1.1     Description of Services

(A)  The Consultant will assist the Client’s legal counsel, to assist the Client or to cause to assist  the Client to maintain the Clients securities registered with the Securities and Exchange  Commission (the "SEC"), and thereafter,  will assist the Client to make arrangements  required to permit continued trading of the Client's  securities on the OTC Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA)and/or the OTCQB operated by Pink OTC Markets including  introductions  to one or  more  potential  market  makers  and assistance in the  preparation,  filing and  management of the SEC and FINRA Rule 15c2-11  compliance  filings  which  will  be  required  by any  broker  dealers publishing quotes in the Client's securities, if Client so directs.

(B)  Consultant shall, by and through its officers, employees, agents, representatives, affiliates and subsidiaries, perform consulting duties as directed by Client, to Clients counsel, or others, in the areas of capital formation, capital financing structures for equity or debt instruments, SEC registration exemptions for Private Placement Offerings and Blue Sky filings, preparation of Private Placement and Confidential Information Memorandums. Consultant, shall assist Client, or Clients counsel, to negotiate term sheets, develop reverse merger processes, perform due diligence on targets, provide business development, business turnaround structuring, recapitalization structuring, provide analysis and reporting on business valuations, licensing structuring, franchise development, corporate mergers and other services as requested by Client.

(C) Because of the Client's status under federal securities laws, in any circumstances where Consultant is describing the securities of to a third Party, Consultant shall disclose to such person the  compensation  received from the Client to the extent required under any applicable laws, including, without limitation, Section 17(b) of the Securities Act of 1933, as amended (the "Securities  Act"); however,  the Parties  acknowledge  they do not contemplate that the Consultant shall be involved in any activities on behalf of the Client  requiring such  descriptions or disclosures,  or  that  the  Services  involve  any activities  subject to regulation under federal or state  securities laws, except for the introduction of the Client and its  principals to  licensed broker dealers in securities, securities analysts  and  appropriate corporate information and stockholder relations specialists, if such introductions take place or if instructed by Client to make such introductions.

1.2     Fiduciary Obligation to Client

 In rendering its services, the Consultant shall not disclose to any third party any confidential non-public information furnished by the Client or otherwise obtained by it with respect to the Client.

1.3     Limitations on Services

(A)  The  Parties  recognize that certain  responsibilities  and  obligations  are imposed by federal and state  securities  laws and by the  applicable  rules and regulations of stock exchanges,  the Financial Industry Regulatory Authority (collectively with its subsidiaries  being hereinafter  referred to as the "FINRA"),  in-house  "due  diligence"  or  "compliance"  departments  of licensed securities firms, etc.; accordingly,  the Consultant agrees that it will not release any information  or data about the  Client to any  selected  or  limited  person(s), entity,  or group if the Consultant is aware that such  information or data has not been generally released or promulgated.

(B)  The Consultant shall restrict or cease, as directed by the Client, all efforts on behalf of the Client, including all dissemination of information regarding the Client, immediately upon receipt of instructions (in writing by fax or letter) to that effect from the Client.

1.4     Consultant Compensation

(1)  The Client shall issue, one time, directly to the Consultants’ Stockholders of Record, Two Hundred (200) shares of restricted Common Stock in Success Exploration & Resources, Inc (SCXR), the publically held, Nevada corporation(the "Compensation Stock").  As of the date herein such number of Beneficial Common Stock Owners number Six-hundred, Forty-seven (647).

(2)  The Client shall, upon the execution of this Agreement, and following, on the 1st Monday of each month thereafter compensate Consultant the sum of Ten Thousand Dollars ($10,000.00), subject to Article Two.

(3)  All such Compensation Stock as described in (A) (1), shall be restricted and shall bear such restrictive legend as is typical of shares issued under such restriction and absent registration.

(4)  The Shares issued to Consultants Stockholder of Record as of September 31, 2013 shall be restricted from trading subject to a registration statement on SEC Form S-1, or as determined by the Client, or a notification statement pursuant to SEC Regulation A and the Consultant will assist the Client to prepare and file required documentation associated therewith, at the Client's expense.

(5)  Prior to the issuance of the Compensation Stock, the Consultant will assist the Client to comply with any obligations under SEC Rule 10b-17 pertaining to dividends, if any.

(6)  The Parties hereby agree that for auditing, tax or SEC filing fee purposes the reasonable market value of the Compensation Stock is the lesser of $10,000 or 50% of the closing bid of one share of the Consultants Common Stock on the execution date of this Agreement.

(7)  The Parties hereby acknowledge that nothing in the forgoing Section 1.4., shall be construed or interpreted by the Consultant, its assigns or shareholders, that the Client shall be obligated to File, Register or guarantee any such Registration, and if so, such Registration shall ever be effective, or such shares will be publically traded, or, that such a market for such shares may ever exist.

1.5     Client's Commitments

(A). (1) All work will be submitted for approval by the Client or to the Client's legal counsel prior to its use.

(2)  Final drafts of any matters prepared for use by the Consultant in conjunction with the provision of the Services will be reviewed by the Client and, if legally required, by the Client's legal counsel, to assure that:

A.

All required information has been provided;

B.

All materials are presented accurately; and,

C.

That no materials required to render information provided "not misleading" are omitted.

(3)  Only after such review and approval by the Client and, if required, the Client's legal counsel,  will any documents be filed with regulatory agencies or provided to the Consultant or third parties.

(3)  A. Financial data will be reviewed by competent, independent, certified public accountants to be separately retained by the Client.

B.  Such  accountants  will  be  required  to  review  and  approve  all financially related filings,  prior to release to the Consultant, other third parties or submission to the appropriate regulatory authorities.

(B) (1) The  Client  shall  supply  the Consultant on a regular and timely basis with all approved data and information  about the Client,  its management,  its products, and its operations and the Client shall be  responsible  for advising  Consultant of any fact which  would  affect  the  accuracy  of any prior data and information supplied to Consultant.

(2) The Client shall use its best efforts to promptly supply the Consultant with full and complete copies of all filings with all federal and state securities agencies.

(3)  The Client  shall   promptly   notify  the Consultant  of  the  filing  of  any registration  statement  for the sale of  securities  and/or of any other  event which triggers any restrictions on disclosure.

 (4) The Consultant, in the absence of notice in writing from the Client, may rely on the continuing accuracy of material, information and data supplied by the Client.

ARTICLE TWO

TERM, RENEWALS & EARLIER TERMINATION

2.1     Term.

This Agreement shall be for an initial term of 90 days, commencing on the date of its complete execution by all Parties, as evidenced in the execution page hereof, but shall be extended, as required by the Client to permit completion of the projects contemplated herein (the "Initial Term").

2.2     Renewals.

Subject to prior agreement in writing this Agreement shall be renewed automatically, after expiration of the original term, on a continuing Quarterly basis, unless the Party wishing not to renew this Agreement provides the other Party with written notice of its election not to renew ("Termination Election Notice") on or before the 30th day prior to termination of the then current term.

2.3 Final Settlement.

(A) Upon termination of this Agreement and payment to the Consultant of all amounts due it  hereunder,  the Consultant or its  representative  shall  execute and deliver to the Client a receipt for such sums and a release of all  claims,  except such claims as may have been  submitted  pursuant to the terms of this  Agreement  and which remain unpaid, and, shall forthwith  tender to the Client all records, manuals and written procedures, as may be desired  by the Client for the continued conduct of its business; and

(B) The Client or its representative shall execute and deliver to the Consultant a receipt for all materials returned and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to the Consultant all records, manuals and written procedures, as may be desired by the Consultant for the continued conduct of its business.

ARTICLE THREE

SUCCESS EXPLORATION & RESOURCES INC.'S
CONFIDENTIALITY & COMPETITION COVENANTS

3.1     General Provisions.

(A) The Consultant acknowledges  that,  in  and  as a  result  of its  entry  into  this Agreement,  it will be making use of  confidential  information  of special  and unique nature and value  relating to such matters as the Client's trade secrets, systems, procedures, manuals, confidential reports and other materials of non-public nature;  consequently, as material inducement  to the entry  into  this  Agreement  by the  Client,  the Consultant.  hereby covenants  and  agrees  that it shall not,  at  anytime  during the term of this Agreement,  any renewals  thereof and for ten years following the terms of this Agreement, directly or indirectly,  use, divulge or disclose, for any purpose whatsoever, any of such confidential  information which has been obtained by or disclosed  to it as a result of its entry into this  Agreement or provision of services hereunder.

(B) In the event of a breach or threatened breach by the Consultant of any of the provisions  of  this  Article  Three, the  Client, in addition to and not in limitation  of any other  rights, remedies or damages available to the Client, whether at law or in the Consultant,  shall be  entitled to a  permanent  injunction  in order to prevent or to restrain any such breach by the Consultant, or by its partners, directors, officers, stockholders, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with it.

3.2     Exclusivity.

The Consultant shall not be  required  to devote all of its  business  time to the affairs of the  Client,  rather it shall  devote  such time as it is  reasonably necessary in light of its other business commitments.

ARTICLE FOUR

CLIENT'S CONFIDENTIALITY & COMPETITION COVENANTS

4.1     General Prohibitions

(A) The Client acknowledges that, in and as a result of its engagement of the Consultant, the Client will be making use of confidential  information of special and unique nature  and  the Client hereby  covenants  and agrees that it shall not,  at anytime  during the term of this  Agreement,  any renewals  thereof for two years  following the terms of this  Agreement,  directly or  indirectly,  use,  divulge or  disclose,  for any purpose whatsoever, any of such confidential information which has been obtained by or  disclosed  to it as a result of its  employment  of the Consultant or the Consultant’s affiliates.

ARTICLE FIVE

MISCELLANEOUS

5.1     Notices.

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided,  shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To Client:

Success Exploration & Resources, Inc.

Matthew Sage, President

220 Congress Park Drive Suite 301

Delray Beach, FL

T :(561) 270-3434

F :(561) 270-3430

To the Consultant:

IntelaKare Marketing, Inc.

Raymond Talarico, President

2985 West Hwy 318, Suite A

Citra, FL 32113

T :(352) 591-1785

F :(352) 591-1865

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner  hereinabove set forth.

5.2     Amendment.

 No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

5.3     Merger.

(A) This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral are merged herein and shall be of no force or effect.

5.4     Survival.

The several representations,  warranties  and  covenants  of the  Parties contained  herein  shall  survive the  execution  hereof and shall be  effective regardless of any investigation  that may have been made or may be made by or on behalf of any Party.

5.5     Severability.

If any provision or any portion of any provision of this  Agreement,  other than a conditions precedent, if any, or the application of such provision or any portion  thereof  to any  person  or  circumstance  shall  be  held  invalid  or unenforceable,  the  remaining  portions  of such  provision  and the  remaining provisions of this Agreement or the  application of such provision or portion of such provision as is held invalid or  unenforceable  to persons or circumstances other than  those to which it is held  invalid  or  unenforceable,  shall not be affected thereby.

5.6     Governing Law and Venue.

This Agreement shall be construed in accordance with the laws of the State of  Florida and any  proceeding  arising  between  the  Parties  in any  matter pertaining or related to this Agreement  shall, to the extent  permitted by law, be held in Palm Beach County, Florida.

5.7     Dispute Resolution in lieu of Litigation.

If a dispute arises from or relates to this contract or the breach thereof, and if the dispute cannot be settled through direct discussions, the Parties agree to endeavor first to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Procedures before resorting to arbitration. The Parties further agree that any unresolved controversy or claim arising out of or relating to this contract, or breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

Claims shall be heard by a single arbitrator, the arbitrator shall be certified by the AAA for a minimum of five (5) years of experience. The place of arbitration shall be City of West Palm Beach, County of Palm Beach, Florida. The arbitration shall be governed by the laws of the State of Florida. Time is of the essence for any arbitration under this agreement and arbitration hearings shall take place within 60 days of filing and awards rendered within 90 days.  The Arbitrator shall agree to these limits prior to accepting appointment.

The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of their costs and fees. "Costs and fees" mean all reasonable pre-award expenses of the arbitration, including the arbitrators' fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys' fees.

The award of the arbitrators shall be accompanied by a reasoned opinion. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties. The parties agree that failure or refusal of a party to pay its required share of the deposits for arbitrator compensation or administrative charges shall constitute a waiver by that party to present evidence or cross-examine witness.

5.8     Benefit of Agreement.

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

5.9     Captions.

The captions in this Agreement are for  convenience  and reference only and in no way define,  describe,  extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10     Number and Gender.

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11     Further Assurances.

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances,  stock certificates and other documents,  as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

5.12     Status.

(A) Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship, lessor-lessee relationship, or principal-agent relationship.

(B) Throughout the term of this Agreement, the Consultant shall serve as an independent contractor,  as that term is  defined  by the  United  States  Internal  Revenue Service, and in conjunction  therewith,  shall be responsible for all of its own tax reporting and payment obligations.

(C) In amplification of the foregoing, the Consultant shall, subject to reasonable reimbursement on a pre-approved budgetary basis, be responsible for providing its own office facilities and supporting personnel.

5.13     Counterparts.

(A) This Agreement may be executed in any number of counterparts delivered through facsimile transmission.

(B) All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

EXECUTED THIS __15__ day of October, 2013.

Success Exploration & Resources, Inc.                                                   IntelaKare Marketing Inc.

By:/s/ Matthew H. Sage

          By:/s/ Raymond  Talarico
 Matthew H. Sage, President                                                                      Raymond Talarico, President